SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 21, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Adoption of 2013 Short-Term Incentive Compensation Plan
On February 21, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”) adopted the Company's 2013 Short-Term Incentive Compensation Plan (the “2013 STIC Plan”), which provides for the payment of cash incentive awards to plan participants in early 2014 if, and to the extent to which, certain performance objectives are achieved during 2013.
The 2013 incentive target opportunities for each of the Company's named executive officers are the same percentages of compensation as the target incentive opportunities for each of the officers under the Company's 2012 short-term incentive compensation plan.
Lammot J. du Pont, the Company's Chairman of the Board, will not be a participant in the 2013 STIC Plan.
Adoption of 2013 Long-Term Incentive Compensation Plan
On February 21, 2013, the Committee also adopted the Company's 2013 Long-Term Incentive Compensation Plan (the “2013 LTIC Plan”) for plan participants, including the named executive officers. Mr. du Pont will not be a participant in the 2013 LTIC Plan.
The 2013 LTIC Plan includes shares of time-vesting restricted common stock of the Company (“Restricted Stock”), nonqualified options to purchase shares of common stock of the Company (“Stock Options”) and performance-vesting stock units (“Performance Units”).
The Restricted Stock awards and Stock Option grants vest ratably in three equal portions on each of March 1, 2014, 2015 and 2016 so long as the participant remains continuously employed by the Company or an affiliate of the Company from the date of the grant through the applicable vesting date. The exercise price of each Stock Option is $22.62, the closing price of the Company's common stock on February 21, 2013, the grant date.
The Performance Units vest on March 1, 2016, but only if the total stockholder return of the Company's common stock for the three-year performance period beginning on January 1, 2013 meets or exceeds the return of the MSCI US REIT Index for the same three-year performance period, and the participant remains continuously employed by the Company or an affiliate of the Company during that period.
The CEO's percentage allocation of awards under the 2013 LTIC Plan is one-half Performance Units and one-half Stock Options. For each of the Executive Vice Presidents of the Company, the percentage allocation of awards is one-third Performance Units, one-third Stock Options and one-third Restricted Stock. For each of the Senior Vice Presidents of the Company and the Chief Accounting Officer, the percentage allocation of awards is one-half Stock Options and one-half Restricted Stock. The Compensation Committee granted above-target awards of shares of Restricted Stock to certain executive officers.
On February 21, 2013, the Committee approved the following equity-based incentive awards under the 2013 LTIC Plan:

•	Hossein Fateh, the Company's President and Chief Executive Officer, 38,479 Performance Units and 184,211 Stock Options;

•	Mark L. Wetzel, the Company's Executive Vice President, Chief Financial Officer and Treasurer, 10,994 Performance Units, 52,632 Stock Options and 10,994 shares of Restricted Stock;

•	Richard A. Montfort, the Company's Executive Vice President, General Counsel and Secretary, 5,131 Performance Units, 24,562 Stock Options, and 7,330 shares of Restricted Stock; and

•	Jeffrey H. Foster, the Company's Chief Accounting Officer, 26,316 Stock Options and 6,817 shares of Restricted Stock.
Copies of the 2013 STIC Plan and the 2013 LTIC Plan and the forms of the Restricted Stock Award Agreement, Stock Option Award Agreement, and Performance Stock Unit Award Agreement are attached to this report as exhibits. The summary set forth above is qualified in its entirety by reference to each of these documents.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

10.1	2013 Short-Term Incentive Compensation Plan
10.2	2013 Long-Term Incentive Compensation Plan
10.3	Form of Restricted Stock Award Agreement
10.4	Form of Stock Option Award Agreement
10.5	Form of Performance Stock Unit Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.
February 27, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

10.1	2013 Short-Term Incentive Compensation Plan
10.2	2013 Long-Term Incentive Compensation Plan
10.3	Form of Restricted Stock Award Agreement
10.4	Form of Stock Option Award Agreement
10.5	Form of Performance Stock Unit Award Agreement